Exhibit 10.7

EXECUTION COPY

AMENDMENT dated as of June 3, 2005 (this “Amendment”) to the Receivables Transfer Agreement dated as of June 6, 2002, (as amended or modified and in effect from time to time, the “Agreement”), by and among TSPC Inc., as Transferor, TRIMAS CORPORATION, INC., individually, as Collection Agent, TriMas Company, LLC, individually, as Guarantor under the Limited Guaranty set forth in Article IX thereto, the several commercial paper conduits identified on Schedule B thereto and their respective permitted successors and assigns (the “CP Conduit Purchasers”), the several financial institutions identified on Schedule B thereto as “Committed Purchasers” and their respective permitted successors and assigns (the “Committed Purchasers”), the agent bank set forth opposite the name of each CP Conduit Purchaser and Committed Purchaser on Schedule B thereto and its permitted successor and assign (the “Funding Agents”), and JPMORGAN CHASE BANK, as Administrative Agent for the benefit of the CP Conduit Purchasers, the Committed Purchasers and the Funding Agents.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not otherwise defined herein will have the meanings as defined in the Agreement.

SECTION 2. Amendments to Definitions. The definition of Commitment Expiry Date set forth in Schedule A to the Agreement is hereby amended in its entirety to read as follows:

“Commitment Expiry Date” shall mean the earliest to occur of (i) the date on which all amounts due and owing to the CP Conduit Purchasers and the Committed Purchasers under the Receivables Transfer Agreement and the other Transaction Documents have been paid in full, (ii) the date on which the Aggregate Commitment has been reduced to zero pursuant to the Receivables Transfer Agreement, (iii) The Termination Date, and (iv) July 5, 2005.

SECTION 3. Governing Law. This Amendment shall be governed by, and construed in accordance with the laws of the State of New York.

SECTION 4. Counterparts. This Amendment may be executed in counterparts, each of which will be an original, but all of which together will constitute a single agreement.

SECTION 5. Agreement in Full Force and Effect. Except as expressly amended hereby, the Agreement will continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. After the date of the effectiveness hereof, any reference to the Agreement will mean the Agreement as amended by this Amendment.

SECTION 6. Conditions to Effectiveness. This Amendment shall be effective as of the date hereof, upon satisfaction on or prior to the date hereof, of the following condition: this Amendment shall have been executed and delivered by the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

TSPC, INC., as Transferor

By:	/s/ Robert J. Zalapski
Name: Robert J. Zalapski
Title: Vice President and Treasurer

TRIMAS CORPORATION, individually and as Collection Agent

By:	/s/ Robert J. Zalapski
Name: Robert J. Zalapski
Title: Vice President Finance and Treasurer

TRIMAS COMPANY, LLC, individually and as Guarantor

By:	/s/ Robert J. Zalapski
Name: Robert J. Zalapski
Title: Vice President Finance and Treasurer

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ John Kuhns
Name: John Kuhns
Title: Vice President

PARK AVENUE RECEIVABLES COMPANY LLC

By:	/s/ John Kuhns
Name: John Kuhns
Title: Authorized Signer

JPMORGAN CHASE BANK, N.A., as Committed Purchaser for Park Avenue Receivables Company LLC

By:	/s/ John Kuhns
Name: John Kuhns
Title: Vice President

JPMORGAN CHASE BANK, N.A., as Funding Agent for Park Avenue Receivables Company LLC

By:	/s/ John Kuhns
Name: John Kuhns
Title: Vice President